EXHIBIT 99.2
MobileMail (US) Inc. enters into a Letter of Intent to acquire significant interest in market-leading mobile content delivery solutions provider.

MOBILEMAIL (US) INC.	(OTCBB: “MBMU”)

London, April 25th, 2007

MobileMail (US) Inc. (OTCBB: MBMU) is pleased to announce the signing of a Letter of Intent for the acquisition of up to a 49% interest in txtNation Limited, an award-winning and fast-growing provider of mobile messaging and billing solutions.

About txtNation txtNation, headquartered in the UK, is a solutions provider of mobile messaging, content and billing services, encompassing SMS chat services, white-label campaigns for mobile platforms, web-based mobile content delivery, and secure mobile customer billing. txtNation was the first company to provide its clients with the option of selling tangible goods by premium SMS. txtNation has over 7,000 clients large and small and over 1,200 service providers in over 200 countries with industry-leading technology partners including T-Mobile, Vodafone, Virgin Mobile and Orange. High profile clients include Redbull, Honda, IBM, AOL and McDonalds.

txtNation provides its products as ‘out of the box’ solutions that enable enterprise clients to create turnkey mobile content delivery, sale and billing. Its core product range includes mFUSION, mBILL, mCHAT, mVERIFY and mPUSH.

txtNation was founded in 2002 and is recognised as one of the fastest growing mobile solutions providers in the world with 2006 revenues of approximately USD3,000,000 and pre-tax profits of USD750,000. With annualized growth of over 30% with projected revenues for 2007 of approx USD6,000,000 and net profit of USD2,500,000, it’s not surprising that txtNation has been named as ’50 to Watch in Mobile’ by Real Business magazine and network operator O2..

For MobileMail, this strategic acquisition presents is a launchpad towards achieving market-leader status in the mobile industry by providing a complete end-to-end solution for virtually every company involved in the industry, from network operators, mobile service aggregators, mobile content providers and brand owners. The pending collaboration with txtNation provides MobileMail with significant back-end architecture, ensuring direct ownership of all mobile payments and billing, alongside innovative and immediate delivery of all forms of multimedia mobile content to potentially every mobile phone on the planet. This partnership follows MobileMail’s recent acquisition of Tracebit and ensures MobileMail has both a front-end portfolio of leading-edge mobile content and entertainment solutions, and the back end to ensure complete control of delivery and billing. The recent addition of two hugely experienced Non-Executive Directors allows MobileMail to utilize an extensive network of industry contacts and to add market leading brands to an already impressive client base. In addition, the collaboration allows MobileMail, txtNation and Tracebit to work together, significantly increasing their current partnership and client base with leading global players in the mobile industry.

MobileMail Inc
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Peter Ahman, MobileMail’s CEO, comments:

“With more and more forms of mobile entertainment in today’s market, there is an increased demand to provide the complete mobile service in one simple offering. In txtNation, MobileMail has identified the perfect partner to help shape the future of mobile service provision in Europe, Asia and North America. The ability to offer the one-stop shop for all mobile related services – from the provision of mobile content through to interactive payment solutions, distribution and detailed billing – provides companies and brand owners a clear and simple opportunity to generate additional revenue streams using the mobile phone as a payment medium.”

The Acquisition

The acquisition of txtNation will continue to fuel MobileMail's aggressive move into the mobile content and entertainment market by adding a critical component in its business strategy – the ability to deliver directly its suite of multimedia mobile content. txtNation’s current portfolio of messaging and billing solutions will bundle together the very best in multimedia mobile content, providing a complete end-to-end mobile service offering, and sold aggressively through the current 150+ sales channels with leading global network operators and mobile service providers across Europe, Asia and North America. In addition, MobileMail will aggressively pursue further acquisitions and partnerships in 2007 to rapidly increase revenues through the creation of a multimedia interactive online and mobile sales portal, creating a mobile "YouTube" style portal; developing a mobile online community, facilitating access to, and the distribution of, mobile and online video, music, pictures and gaming. MobileMail will create the market-leading branded one-stop shop for purchasing and distributing leading-edge mobile games and content, with interactive mobile blogs, similar to a "Mobile MySpace" to facilitate consumer interaction and social networking. The online and mobile community will allow us to leverage the portal as a media channel for advertisers and brand managers, acting as a merchant for mobile content providers.

MobileMail is diversifying its product offering and revenue streams towards the mobile entertainment industry, a multibillion-dollar market which is expected to triple in just 3-5 years, facilitating MobileMail's goal to become a leading multimedia content and service provider. The strategic acquisition of txtNation’s award-winning product suite represents a huge step in the company’s expansion, allowing MobileMail to significantly increase market share and revenues by providing targeted content to an expanding client base.

Jon Rowsell, co-director of txtNation, says:

“We have been very successful to date in growing our business from scratch to a multimillion revenue US Dollar company, producing a consistent year on year growth. We have been amongst the 50 fastest growing mobile companies in the U.K. We now see that becoming part of the MobileMail family we will have opportunities to accelerate our business even more quickly.”

Michael Whelan, co-director of txtNation, says:

“We have a complete mobile business solution for a variety of billing options on the mobile phone. This ranges from mBILL alternative billing to mVERIFY mobile credit card processing, and several messaging and campaign solutions in between, txtNation are proud to be the one-stop shop to empower businesses. Being part of the MobileMail

MobileMail Inc
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MLS Business Centre
130 Shaftesbury Avenue
London W1D 5EU

T +44 (0) 20 7031 1193
F +44 (0) 20 7031 1199
E investor @mailsms.co.uk
W www.mailsms.co.uk

family will only make us stronger, faster and bigger. Our recent launch of Control Panel 5.0 we see as being instrumental to our success.”

Gary Flint, MobileMail's Director of Business Development, comments:

"We are focused on rapidly introducing additional products to our multi-media content and messaging portfolio, quickly enhancing current revenue streams. The acquisition will allow us to add to our experienced management team, to further accelerate growth in line with our business objectives. The on-going fund raising will facilitate further strategic acquisitions of companies already identified within this exciting and growing industry, allowing us to quickly add to our portfolio of products and personnel, significantly enhancing profitability to the company's bottom line. "

Terms of the Proposed Acquisition

Under the terms of the Letter of Intent, the parties have agreed that MobileMail would acquire 49% of txtNation for the payment of an aggregate of GBP 1,250,000 in cash and $7,000,000 in stock over an 11 month period. The acquisition will be in 2 tranches, with the first 20% of equity in txtNation being issued on or before July 31s 2007. The option to acquire the 2nd 29% will be executed on December 31st 2007. In addition, MobileMail would allow txtNation to appoint two nominees to its board on acquiring the 49% of txtNation. The completion of the transaction is subject to completion of due diligence, the execution of a formal share purchase agreement and all requisite approvals.

txtNation’s Management

Michael Whelan, Company Director

Whelan is an entrepreneur, innovator, technologist and marketer with a vast experience in technology services and marketing. Having driven the concept creation and delivery of hundreds of mobile and e-commerce projects, Whelan is increasingly recognised as one of the most experienced marketers in this space. After co-founding txtNation in 2002, Whelan led its strategy, sales and client services, which included the direction of the company from both a product and branding standpoint. Whelan was previously with Lightspeed Interactive Atlanta, Ga (acquired by TopicalNet Inc.), a leading e-commerce and consulting firm, where he worked on front end user logistics and various sales projects. Whelan studied Multimedia Production Technology (BSc) at Plymouth University in the UK.

Jon Rowsell, Company Director

Rowsell is an acknowledged expert in mobile commerce, the customer champion and operational brains behind txtNation’s huge worldwide success. After a thorough grounding in the foreign exchange banking and finance sector in London, Rowsell decided to turn his attentions to the challenging area of international trade for mobile users and intermediaries. His innovative ideas in client management have stimulated the rapid growth of mobile commerce around the world and assisted in winning the company numerous industry awards. By reducing time to market for merchants and simplifying the transaction for consumers, Rowsell has increased end user loyalty and created significant revenue growth for clients. In doing so he has enabled txtNation to grow to become one of the leading companies in mobile commerce transaction billing. Rowsell graduated with honours from the University of Plymouth in Southwest England with a degree in Business

MobileMail Inc
Suite 5.18
MLS Business Centre
130 Shaftesbury Avenue
London W1D 5EU

T +44 (0) 20 7031 1193
F +44 (0) 20 7031 1199
E investor @mailsms.co.uk
W www.mailsms.co.uk

Management. He is an authority in this subject matter and provides strategic advice to policy makers, accountants, administrators, lawyers and others, regularly speaking at conferences throughout the world.

About MobileMail

MobileMail is a United Kingdom-based developer of premium mobile communication solutions for facilitating cost-effective, fast, convenient, secure and reliable two-way PC-to-Mobile communication. The company's growth over the past 18 months has been achieved through establishing a strong distribution network of sales agreements with leading telecommunication aggregators across S.E. Asia, China, Africa, Europe, UK, as well as the recent addition of NNT Telecom, a leading Russian Telecommunications distributor.

For more information on MobileMail, please visit http://www.mailsms.co.uk or contact: Gary Flint, Director of Business Development, at investor@mailsms.co.uk.

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FORWARD-LOOKING STATEMENTS: Statements about MBMU's and txtNation’s future expectations, including the completion of the acquisition of txtNation by MBMU, future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as the term is defined in the Private Litigation Reform Act of 1995. MBMU's and txtNation’s actual results could differ materially from expected results. Neither MBMU or txtNation undertakes any obligation to update forward-looking statements to reflect subsequently occurring events or circumstances. Should events occur which materially affect any comments made within this objective; MBMU and txtNation will appropriately inform the public.

MobileMail Inc
Suite 5.18
MLS Business Centre
130 Shaftesbury Avenue
London W1D 5EU

T +44 (0) 20 7031 1193
F +44 (0) 20 7031 1199
E investor @mailsms.co.uk
W www.mailsms.co.uk